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                                                                      EXHIBIT 21


                          ADVANCED MICRO DEVICES, INC.

                              LIST OF SUBSIDIARIES


Name of Subsidiary
------------------
                                                 State or Jurisdiction in Which
Domestic Subsidiaries                               Incorporated or Organized
---------------------                               -------------------------
Advanced Micro Ltd.                                       California
AMD Corporation                                           California
AMD Far East Ltd.                                         Delaware
AMD International Sales and Service, Ltd.                 Delaware
AMD Texas Properties, LLC                                 Delaware
AMD Latin America Ltd.                                    Delaware
AMD Reinsurance Co. Inc.                                  Hawaii

Foreign Subsidiaries
--------------------
Advanced Micro Devices S.A.N.V.                           Belgium
AMD South America Limitada (1)                            Brazil
Advanced Micro Devices (Canada) Limited                   Canada
Advanced Micro Devices (Suzhou) Limited (2)               China
AMD International Trading (Shanghai) Co. Ltd.             China
Advanced Micro Devices S.A.                               France
Advanced Micro Devices GmbH                               Germany
AMD Saxony Holding GmbH                                   Germany
AMD Saxony Manufacturing GmbH (3)                         Germany
AMD Foreign Sales Corporation                             Guam
Advanced Micro Devices S.p.A.                             Italy
AMD Japan Ltd.                                            Japan
Advanced Micro Devices Sdn. Bhd.                          Malaysia
Advanced Micro Devices Export Sdn. Bhd. (4)               Malaysia
AMD (Netherlands) B.V. (5)                                Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.              Singapore
AMD Holdings (Singapore) Pte. Ltd. (6)                    Singapore
Advanced Micro Devices AB                                 Sweden
Advanced Micro Devices S.A. (7)                           Switzerland
AMD (Thailand) Limited (6)                                Thailand
Advanced Micro Devices (U.K.) Limited                     United Kingdom

--------------------
(1)  Subsidiary of AMD International Sales and Service, Ltd. and AMD Far East
     Ltd.
(2)  Subsidiary of AMD Holdings (Singapore) Pte. Ltd.
(3)  Subsidiary of AMD Saxony Holding GmbH
(4)  Subsidiary of Advanced Micro Devices Sdn. Bhd.
(5)  Subsidiary of Advanced Micro Devices Export Sdn. Bhd.
(6)  Subsidiary of Advanced Micro Devices (Singapore) Pte. Ltd.
(7)  Subsidiary of AMD International Sales and Service, Ltd.